Exhibit 99.13

Press Release

Source: Pegasus Wireless Corporation


Pegasus Wireless Corporation Issues Property Dividend to Shareholders
Friday, August 4, 2006


FREMONT,  CA - (BUSINESS  WIRE) - August 4, 2006- Pegasus  Wireless  Corporation
(Nasdaq: PGWC), a leading provider of advanced wireless solutions, announced today that the Company is issuing a property dividend to its shareholders. Registered shareholders as of the close of the market on August 11, 2006 will be entitled to receive one common stock purchase warrant at a strike price of $8.00 for every ten shares of Pegasus Wireless common stock owned. Shareholders will have a holding period of one year from the date the warrants are issued, and the warrants will expire on the second anniversary of the date of issuance.

"We are issuing this dividend to demonstrate our long-term dedication to those shareholders that have remained loyal and committed to Pegasus, and I trust that every eligible shareholder will enjoy the benefits of the dividend," said Jasper Knabb, President and CEO of Pegasus Wireless Corporation. Eligible shareholders will have 15 days from the above-mentioned date of record to receive their warrants. The warrants will be issued only in the name of the beneficial owner of the Pegasus common stock. Pegasus will not issue any warrants in the name of a brokerage firm to disseminate to their clients. Those shareholders who possess common stock certificates are required to physically present the certificate to Pegasus' transfer agent in order to receive their warrants. Shareholders whose common shares of Pegasus stock are held in a brokerage account must contact their brokerage firm to ensure that the warrants are processed correctly. Any beneficial stockholder who has difficulty with their brokerage house should email the Company at warrants@pgwc.com immediately.

About Pegasus Wireless Corporation
Pegasus Wireless Corporation is a leading provider of advanced wireless solutions. Founded in 1993, Pegasus creates hardware and software solutions for broadband wireless networking and Internet access applications through its manufacturing facilities located in China and Taiwan. Pegasus' patented 802.11 technology is the platform for Wi-Fi technology, and the company offers cutting edge wireless products used in computer networking, industrial data transmission, and multimedia applications. Pegasus pioneered the industry's first driver-less, truly plug-and-play wireless Ethernet bridge, and the company's  wireless  networking  products  allow a higher user capacity per base station as compared to the competition. These products also offer advanced security, easy true plug-n-play installation, dynamic load balance, non-interrupting real-time roaming connectivity, e.g. VOIP, and fail- safe, self-healing mesh networking capability. Products are distributed through the company's facility located in California. Pegasus Wireless Corporation can be contacted at 510-490-8288 or by visiting their website at http://www.pegasuswirelesscorp.com/.

NOTES ABOUT FORWARD-LOOKING STATEMENTS
Statements contained in this release, which are not historical facts, may be considered "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and the current economic environment. We caution the reader that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward- looking statements. These factors include, but are not limited to, (i) our ability to complete successful acquisitions of complementary companies, products and technologies; (ii) our ability to attract and retain customers; and (iii) our ability to gain market share. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by Pegasus Wireless will be realized, or if substantially realized, that they will have the expected consequences to or effects on Pegasus Wireless or its business or operations.

Contact:
Pegasus Wireless Corporation
Jasper Knabb, 510-490-8288
ir@pegasuswirelesscorp.com

Source: Pegasus Wireless Corporation